Exhibit 99.1

ESSEX
PROPERTY TRUST, INC.

THIRD QUARTER 2019
Earnings Release & Supplemental Financial Information

Township Apartments
132 Apartment Homes
Redwood City, CA

TOWNSHIP

INVESTOR RELATIONS
Rylan Burns
Director of Investor Relations
(650) 655-7800

ESSEX PROPERTY TRUST, INC.
1100 Park Place, Suite 200
San Mateo, CA 94403
(650) 655-7800

Essex Announces third Quarter 2019 Results

San Mateo, California—October 23, 2019—Essex Property Trust, Inc. (NYSE: ESS) (the “Company”) announced today its third quarter 2019 earnings results and related business activities.

Net Income, Funds from Operations (“FFO”), and Core FFO per diluted share for the quarter ended September 30, 2019 are detailed below.

	Three Months Ended September 30,			Nine Months Ended September 30,
			%			%
	2019	2018	Change	2019	2018	Change
Per Diluted Share
Net Income	$1.51	$1.22	23.8%	$4.71	$4.12	14.3%
Total FFO	$3.50	$3.22	8.7%	$10.19	$9.74	4.6%
Core FFO	$3.35	$3.15	6.3%	$9.92	$9.38	5.8%

Third Quarter 2019 Highlights:

•	Reported Net Income per diluted share for the third quarter of 2019 of $1.51, compared to $1.22 in the third quarter of 2018.

•	Grew Core FFO per diluted share by 6.3% compared to the third quarter of 2018, exceeding the midpoint of the guidance range by $0.04.

•	Achieved both same-property gross revenue and net operating income (“NOI”) growth of 3.1% compared to the third quarter of 2018.

•	Acquired three apartment communities for a total contract price of $414.7 million.

•	Increased full-year Net Income per diluted share guidance range to $6.04 to $6.14. Provided Net Income guidance range for the fourth quarter of $1.33 to $1.43 per diluted share.

•	Increased full-year Total FFO per diluted share guidance range to $13.50 to $13.60. Provided Total FFO guidance range for the fourth quarter of $3.31 to $3.41 per diluted share.

•
Raised full-year Core FFO per diluted share guidance by $0.05 per share at the midpoint to a range of $13.28 to $13.38. Provided Core FFO guidance range for the fourth quarter of $3.36 to $3.46 per diluted share.

1100 Park Place Suite 200 San Mateo California 94403 telephone 650 655 7800 facsimile 650 655 7810
www.essex.com

“We are pleased to report another quarter of healthy growth resulting in Core FFO at the top end of our guidance range. As a result, we are increasing our full-year Core FFO per share guidance midpoint for the third time this year. The dramatic reduction in our cost of capital since January has allowed us to exceed the high-end of our acquisition targets and we remain on the hunt for accretive opportunities. Looking forward, our supply-constrained West Coast markets continue to add jobs and grow incomes at a sufficient pace to maintain market rent growth near their long term averages.” commented Michael Schall, President and CEO of the Company.

  Same-Property Operations

Same-property operating results exclude any properties that are not comparable for the periods presented. The table below illustrates the percentage change in same-property gross revenues for the quarter ended September 30, 2019 compared to the quarter ended September 30, 2018, and the sequential percentage change for the quarter ended September 30, 2019 compared to the quarter ended June 30, 2019, by submarket for the Company:

	Q3 2019 vs. Q3 2018	Q3 2019 vs. Q2 2019	% of Total
	Gross Revenues	Gross Revenues	Q3 2019 Revenues
Southern California
Los Angeles County	2.7%	0.2%	18.9%
Orange County	1.8%	0.0%	10.8%
San Diego County	2.3%	0.3%	8.5%
Ventura County and Other	3.5%	0.9%	4.9%
Total Southern California	2.5%	0.3%	43.1%
Northern California
Santa Clara County	3.6%	0.6%	18.8%
Alameda County	3.4%	1.4%	6.9%
San Mateo County	2.5%	-0.2%	5.0%
Contra Costa County	2.9%	0.8%	4.8%
San Francisco	5.2%	0.3%	3.4%
Total Northern California	3.5%	0.6%	38.9%
Seattle Metro	4.1%	1.3%	18.0%
Same-Property Portfolio	3.1%	0.6%	100.0%

	Year-Over-Year Growth			Year-Over-Year Growth
	Q3 2019 compared to Q3 2018			YTD 2019 compared to YTD 2018
	Gross Revenues	Operating Expenses	NOI	Gross Revenues	Operating Expenses	NOI
Southern California	2.5%	3.5%	2.0%	2.9%	3.7%	2.6%
Northern California	3.5%	5.8%	2.7%	3.5%	3.4%	3.6%
Seattle Metro	4.1%	-1.5%	6.6%	3.4%	0.8%	4.5%
Same-Property Portfolio	3.1%	3.3%	3.1%	3.2%	3.0%	3.3%

	Sequential Growth
	Q3 2019 compared to Q2 2019
	Gross Revenues	Operating Expenses	NOI
Southern California	0.3%	4.5%	-1.4%
Northern California	0.6%	5.1%	-0.8%
Seattle Metro	1.3%	5.7%	-0.3%
Same-Property Portfolio	0.6%	4.9%	-1.0%

	Financial Occupancies
	Quarter Ended
	9/30/2019	6/30/2019	9/30/2018
Southern California	96.1%	96.7%	96.5%
Northern California	95.8%	96.6%	96.3%
Seattle Metro	95.9%	96.4%	96.1%
Same-Property Portfolio	96.0%	96.6%	96.4%

Investment Activity

Real Estate

In August 2019, Wesco V, LLC (“Wesco V”), a joint venture in which the Company owns a 50.0% interest, acquired The Courtyards at 65th Street, a 331 unit apartment home community located in Emeryville, CA, for $178.0 million. The property provides convenient commuter access to San Francisco and Oakland and is located near the Company’s Emme and Avenue 64 communities.

In August 2019, BEX IV, LLC (“BEX IV”), a new joint venture in which the company owns a 50.1% interest, acquired 777 Hamilton Apartments for $148.0 million in Menlo Park, CA. Built in 2017, the 195 unit apartment home community is adjacent to Facebook’s global headquarters.

In September 2019, the Company purchased Township, a 132 unit apartment home community located in Redwood City, CA, for $88.7 million. The property is located in a highly desirable commuter location and in close proximity to the Company’s Radius Apartments. As part of the transaction, the Company assumed a $44.3 million mortgage with an effective interest rate of 2.9% and a maturity date of May 2025.

Preferred Equity

In September 2019, the Company received $31.1 million from the redemption of two preferred equity investments. The Company recorded $1.7 million of income from prepayment penalties as a result of the early redemptions, which has been excluded from Core FFO.

Subsequent to quarter end, the Company received $15.8 million from the redemption of a preferred equity investment in a property located in San Jose, CA, including $0.2 million of early redemption fees.

Development Activity

The table below represents the development communities in lease-up and the current leasing status as of October 22, 2019.

Project Name	Location	Total Apartment Homes	ESS Ownership	% Leased as of 10/22/19	Status
Station Park Green - Phase II	San Mateo, CA	199	100%	63.3%	In Lease-Up
Mylo	Santa Clara, CA	476	100%	27.3%	In Lease-Up
500 Folsom	San Francisco, CA	537	50%	10.8%	In Lease-Up
Total/Average % Leased		1,212		25.9%

liquidity and balance sheet

Common Stock

During the third quarter of 2019, the Company issued 228,271 shares of its common stock totaling $73.4 million in gross proceeds through its equity distribution program, at an average price per share of $321.56.

Balance Sheet

In August 2019, the Company issued $400.0 million of 10-year senior unsecured notes due in 2030 bearing an interest rate per annum of 3.0% and an effective yield of 3.2%. The proceeds were used to prepay, with no prepayment penalties, certain secured indebtedness under outstanding mortgage notes, including the pre-payment of $289.1 million of secured debt maturing in 2020, as well as to repay indebtedness under its unsecured lines of credit and for other general corporate and working capital purposes.

Subsequent to quarter end, the Company issued $150.0 million of 10-year senior unsecured notes due in January 2030 bearing an interest rate per annum of 3.0% and an effective interest rate of 2.8%. The notes were issued as additional notes pursuant to the notes previously issued in August 2019 described above. The Company expects to use the net proceeds to prepay certain secured mortgages maturing in 2020.

As of October 22, 2019, the Company had $1.0 billion in undrawn capacity on its unsecured credit facilities.

Guidance

For the third quarter of 2019, the Company exceeded the midpoint of the guidance range provided in its second quarter 2019 earnings release for Core FFO by $0.04 per share.

The following table provides a reconciliation of third quarter 2019 Core FFO per share to the midpoint of the guidance provided in the second quarter 2019 earnings release, which was dated July 24, 2019.

Per Diluted Share
Projected midpoint of Core FFO per share for Q3 2019	$3.31
NOI from consolidated communities	0.02
FFO from co-investments	0.02
Interest expense	0.02
G&A and other	(0.02)
Core FFO per share for Q3 2019 reported	$3.35

The table below provides key changes to the 2019 full-year assumptions for Net Income, Total FFO, Core FFO per diluted share, and same-property growth. For additional details regarding the Company’s 2019 assumptions, please see page S-14 of the accompanying supplemental financial information. For the fourth quarter of 2019, the Company has established a range for Core FFO per diluted share of $3.36 to $3.46.

2019 Full-Year Guidance

	Previous Range	Previous Midpoint	Revised Range	Revised Midpoint
Per Diluted Share
Net Income	$5.84 - $6.02	$5.93	$6.04 - $6.14	$6.09
Total FFO	$13.31 - $13.49	$13.40	$13.50 - $13.60	$13.55
Core FFO	$13.19 - $13.37	$13.28	$13.28 - $13.38	$13.33
Same-Property Growth
Gross Revenues	3.0% to 3.5%	3.3%	3.1% to 3.4%	3.3%
Operating Expenses	2.0% to 2.4%	2.2%	2.0% to 2.4%	2.2%
NOI	3.2% to 4.1%	3.7%	3.4% to 3.9%	3.7%

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, October 24, 2019 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (877) 407-0784, or toll/international, (201) 689-8560. No passcode is necessary.

A rebroadcast of the live call will be available online for 30 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the third quarter 2019 earnings link. To access the replay, dial (844) 512-2921 using the replay pin number 13694650. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 655-7800.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 249 apartment communities comprising approximately 60,000 apartment homes with an additional 7 properties in various stages of active development. Additional information about the Company can be found on the Company’s website at www.essex.com.

This press release and accompanying supplemental financial information has been furnished to the Securities and Exchange Commission electronically on Form 8-K and can be accessed from the Company’s website at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 655-7800.

FFO RECONCILIATION

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results. FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the three and nine months ended September 30, 2019 and 2018 (in thousands, except for share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
Funds from Operations attributable to common stockholders and unitholders	2019	2018	2019	2018
Net income available to common stockholders	$99,335	$80,975	$310,468	$272,333
Adjustments:
Depreciation and amortization	120,809	120,852	360,842	359,287
Gains not included in FFO	-	-	(32,405)	(22,244)
Depreciation and amortization from unconsolidated co-investments	15,483	15,766	45,304	47,345
Noncontrolling interest related to Operating Partnership units	3,464	2,789	10,863	9,381
Depreciation attributable to third party ownership and other	(242)	(234)	(708)	(699)
Funds from Operations attributable to common stockholders and unitholders	$238,849	$220,148	$694,364	$665,403
FFO per share – diluted	$3.50	$3.22	$10.19	$9.74
Expensed acquisition and investment related costs	$13	$31	$69	$156
Deferred tax expense on unrealized gain on unconsolidated co-investment (1)	1,457	-	1,457	-
(Gain) loss on sale of marketable securities	(239)	(120)	(737)	(669)
Unrealized losses (gains) on marketable securities	174	(1,180)	(4,280)	(426)
Equity income from non-core co-investment (2)	(4,247)	-	(4,561)	-
Interest rate hedge ineffectiveness (3)	-	(35)	181	61
Gain on early retirement of debt, net	(5,475)	-	(7,143)	-
Gain on early retirement of debt from unconsolidated co-investment	-	(3,662)	-	(3,662)
Co-investment promote income	-	-	(809)	(20,541)
Income from early redemption of preferred equity investments	(1,699)	-	(2,531)	(1,602)
General and administrative and other, net	-	141	-	2,574
Insurance reimbursements and legal settlements, net	(15)	(111)	(263)	(561)
Core Funds from Operations attributable to common stockholders and unitholders	$228,818	$215,212	$675,747	$640,733
Core FFO per share – diluted	$3.35	$3.15	$9.92	$9.38
Weighted average number of shares outstanding diluted (4)	68,229,823	68,339,057	68,117,569	68,328,370

(1)	A deferred tax expense was recorded during the third quarter of 2019 related to the $4.4 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment discussed below.
(2)	Represents the Company's share of co-investment income from Real Estate Technology Ventures, L.P. Income for the third quarter of 2019 includes a net unrealized gain of $4.4 million.
(3)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of the Company’s interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 "Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities," which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(4)
Assumes conversion of all outstanding limited partnership units in Essex Portfolio, L.P. (the “Operating Partnership”) into shares of the Company’s common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

Net Operating Income (“NOI”) and Same-Property NOI Reconciliations

NOI and Same-Property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenue less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (dollars in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Earnings from operations	$124,039	$113,897	$364,294	$362,960
Adjustments:
Corporate-level property management expenses	8,255	7,761	24,620	23,313
Depreciation and amortization	120,809	120,852	360,842	359,287
Management and other fees from affiliates	(2,428)	(2,307)	(7,023)	(6,812)
General and administrative	11,345	10,601	38,731	36,539
Expensed acquisition and investment related costs	13	31	69	156
Gain on sale of real estate and land	-	-	-	(22,244)
NOI	262,033	250,835	781,533	753,199
Less: Non-same property NOI	(16,521)	(12,640)	(45,218)	(40,526)
Same-Property NOI	$245,512	$238,195	$736,315	$712,673

Safe Harbor Statement Under The Private Litigation Reform Act of 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company's expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s intent, beliefs or expectations with respect to the timing of completion of current development and redevelopment projects and the stabilization of such projects, the timing of lease-up and occupancy of its apartment communities, the anticipated operating performance of its apartment communities, the total projected costs of development and redevelopment projects, co-investment activities, qualification as a REIT under the Internal Revenue Code of 1986, as amended, the real estate markets in the geographies in which the Company’s properties are located and in the United States in general, the adequacy of future cash flows to meet anticipated cash needs, its financing activities and the use of proceeds from such activities, the availability of debt and equity financing, general economic conditions including the potential impacts from the economic conditions, trends affecting the Company’s financial condition or results of operations, changes to U.S. tax laws and regulations in general or specifically related to REITs or real estate, changes to laws and regulations in jurisdictions in which communities the Company owns are located, and other information that is not historical information.

While the Company's management believes the assumptions underlying its forward-looking statements are reasonable, such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Factors that might cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to achieve its business objectives; the actual completion of development and redevelopment projects may be subject to delays; the stabilization dates of such projects may be delayed; the Company may abandon or defer development or redevelopment projects for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; the total projected costs of current development and redevelopment projects may exceed expectations; such development and redevelopment projects may not be completed; development and redevelopment projects and acquisitions may fail to meet expectations; estimates of future income from an acquired property may prove to be inaccurate; occupancy rates and rental demand may be adversely affected by competition and local economic and market conditions; there may be increased interest rates and operating costs; the Company may be unsuccessful in the management of its relationships with its co-investment partners; future cash flows may be inadequate to meet operating requirements and/or may be insufficient to provide for dividend payments in accordance with REIT requirements; there may be a downturn in general economic conditions, the real estate industry, and the markets in which the Company's communities are located; changes in laws or regulations; the terms of any refinancing may not be as favorable as the terms of existing indebtedness; unexpected difficulties in leasing of development projects; volatility in financial and securities markets; the Company’s failure to successfully operate acquired properties; unforeseen consequences from cyber-intrusion; the Company’s inability to maintain our investment grade credit rating with the rating agencies; government approvals, actions and initiatives, including the need for compliance with environmental requirements; and those further risks, special considerations, and other factors referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the SEC from time to time. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this press release.

Definitions and Reconciliations

Non-GAAP financial measures and certain other capitalized terms, as used in this earnings release, are defined and further explained on pages S-17.1 through S-17.4, "Reconciliations of Non-GAAP Financial Measures and Other Terms," of the accompanying supplemental financial information.  The supplemental financial information is available on the Company's website at www.essex.com.

Contact Information
Rylan Burns
Director of Investor Relations
(650) 655-7800
rburns@essex.com

Q3 2019 Supplemental
Table of Contents

Page(s)
Consolidated Operating Results	S-1 – S-2
Consolidated Funds From Operations	S-3
Consolidated Balance Sheets	S-4
Debt Summary – September 30, 2019	S-5
Capitalization Data, Public Bond Covenants, Credit Ratings, and Selected Credit Ratios – September 30, 2019	S-6
Portfolio Summary by County – September 30, 2019	S-7
Operating Income by Quarter – September 30, 2019	S-8
Same-Property Revenue Results by County – Quarters ended September 30, 2019 and 2018, and June 30, 2019	S-9
Same-Property Revenue Results by County – Nine months ended September 30, 2019 and 2018	S-9.1
Same-Property Operating Expenses – Quarter and Year to Date as of September 30, 2019 and 2018	S-10
Development Pipeline – September 30, 2019	S-11
Redevelopment Pipeline – September 30, 2019	S-12
Capital Expenditures – September 30, 2019	S-12.1
Co-investments and Preferred Equity Investments – September 30, 2019	S-13
Assumptions for 2019 FFO Guidance Range	S-14
Reconciliation of Projected EPS, FFO and Core FFO per diluted share	S-14.1
Summary of Apartment Community Acquisitions and Dispositions Activity	S-15
Preliminary 2020 MSA Level Forecast: Supply, Jobs and Apartment Market Conditions	S-16
Essex Markets Continue to Benefit From Superior Long-Term Income and Employment Growth	S-16.1
Reconciliations of Non-GAAP Financial Measures and Other Terms	S-17.1 – S-17.4

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results (Dollars in thousands, except share and per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Revenues:
Rental and other property	$364,504	$348,610	$1,077,767	$1,040,083
Management and other fees from affiliates	2,428	2,307	7,023	6,812
	366,932	350,917	1,084,790	1,046,895

Expenses:
Property operating	102,471	97,775	296,234	286,884
Corporate-level property management expenses	8,255	7,761	24,620	23,313
Depreciation and amortization	120,809	120,852	360,842	359,287
General and administrative	11,345	10,601	38,731	36,539
Expensed acquisition and investment related costs	13	31	69	156
	242,893	237,020	720,496	706,179
Gain on sale of real estate and land	-	-	-	22,244
Earnings from operations	124,039	113,897	364,294	362,960
Interest expense, net (1)	(52,742)	(53,012)	(156,477)	(159,653)
Interest and other income	8,685	8,437	29,293	21,241
Equity income from co-investments	21,700	16,788	54,935	64,611
Deferred tax expense on unrealized gain on unconsolidated co-investment	(1,457)	-	(1,457)	-
Gain on early retirement of debt, net	5,475	-	7,143	-
Gain on remeasurement of co-investment	-	-	31,535	-
Net income	105,700	86,110	329,266	289,159
Net income attributable to noncontrolling interest	(6,365)	(5,135)	(18,798)	(16,826)
Net income available to common stockholders	$99,335	$80,975	$310,468	$272,333

Net income per share - basic	$1.51	$1.23	$4.72	$4.12

Shares used in income per share - basic	65,850,524	66,052,108	65,757,914	66,047,990

Net income per share - diluted	$1.51	$1.22	$4.71	$4.12

Shares used in income per share - diluted	65,973,085	66,103,812	65,857,660	66,093,004

(1)	Refer to page S-17.2, the section titled "Interest Expense, Net" for additional information.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Operating Results Selected Line Item Detail	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2019	2018	2019	2018

Rental and other property (1)
Rental income	$358,001	$342,246	$1,058,973	$1,021,742
Other property	6,503	6,364	18,794	18,341
Rental and other property	$364,504	$348,610	$1,077,767	$1,040,083

Property operating expenses
Real estate taxes	$39,290	$38,675	$114,993	$112,423
Administrative	21,678	19,733	63,718	61,832
Maintenance and repairs	21,324	19,899	61,929	59,076
Utilities	20,179	19,468	55,594	53,553
Property operating expenses	$102,471	$97,775	$296,234	$286,884

Interest and other income
Marketable securities and other income	$8,605	$7,026	$24,013	$19,585
Gain (loss) on sale of marketable securities	239	120	737	669
Unrealized (losses) gains on marketable securities	(174)	1,180	4,280	426
Insurance reimbursements and legal settlements, net	15	111	263	561
Interest and other income	$8,685	$8,437	$29,293	$21,241

Equity income from co-investments
Equity income from co-investments	$4,430	$4,097	$14,531	$12,878
Income from preferred equity investments	11,324	9,029	31,633	25,928
Equity income from non-core co-investment	4,247	-	4,561	-
Gain on sale of co-investment communities	-	-	870	-
Gain on early retirement of debt from unconsolidated co-investment	-	3,662	-	3,662
Co-investment promote income	-	-	809	20,541
Income from early redemption of preferred equity investments	1,699	-	2,531	1,602
Equity income from co-investments	$21,700	$16,788	$54,935	$64,611

Noncontrolling interest
Limited partners of Essex Portfolio, L.P.	$3,464	$2,789	$10,863	$9,381
DownREIT limited partners' distributions	2,016	1,590	5,225	4,770
Third-party ownership interest	885	756	2,710	2,675
Noncontrolling interest	$6,365	$5,135	$18,798	$16,826

(1)
On January 1, 2019, the Company adopted ASU No. 2016-02 “Leases.” As a result of this adoption certain amounts previously classified as other property revenue have been reclassified to rental income. Prior period amounts have been adjusted to conform to the current period’s presentation.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

 E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Funds From Operations (1) (Dollars in thousands, except share and per share amounts and in footnotes)	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change

Funds from operations attributable to common stockholders and unitholders (FFO)
Net income available to common stockholders	$99,335	$80,975		$310,468	$272,333
Adjustments:
Depreciation and amortization	120,809	120,852		360,842	359,287
Gains not included in FFO	-	-		(32,405)	(22,244)
Depreciation and amortization from unconsolidated co-investments	15,483	15,766		45,304	47,345
Noncontrolling interest related to Operating Partnership units	3,464	2,789		10,863	9,381
Depreciation attributable to third party ownership and other (2)	(242)	(234)		(708)	(699)
Funds from operations attributable to common stockholders and unitholders	$238,849	$220,148		$694,364	$665,403
FFO per share-diluted	$3.50	$3.22	8.7%	$10.19	$9.74	4.6%

Components of the change in FFO
Non-core items:
Expensed acquisition and investment related costs	$13	$31		$69	$156
Deferred tax expense on unrealized gain on unconsolidated co-investment (3)	1,457	-		1,457	-
(Gain) loss on sale of marketable securities	(239)	(120)		(737)	(669)
Unrealized losses (gains) on marketable securities	174	(1,180)		(4,280)	(426)
Equity income from non-core co-investment (4)	(4,247)	-		(4,561)	-
Interest rate hedge ineffectiveness (5)	-	(35)		181	61
Gain on early retirement of debt, net	(5,475)	-		(7,143)	-
Gain on early retirement of debt from unconsolidated co-investment	-	(3,662)		-	(3,662)
Co-investment promote income	-	-		(809)	(20,541)
Income from early redemption of preferred equity investments	(1,699)	-		(2,531)	(1,602)
General and administrative and other, net	-	141		-	2,574
Insurance reimbursements and legal settlements, net	(15)	(111)		(263)	(561)
Core funds from operations attributable to common stockholders and unitholders	$228,818	$215,212		$675,747	$640,733
Core FFO per share-diluted	$3.35	$3.15	6.3%	$9.92	$9.38	5.8%

Changes in core items:
Same-property NOI	$7,317			$23,642
Non-same property NOI	3,881			4,692
Management and other fees, net	121			211
FFO from co-investments	2,345			5,317
Interest and other income	1,579			4,428
Interest expense	305			3,296
General and administrative	(885)			(4,766)
Corporate-level property management expenses	(494)			(1,307)
Other items, net	(563)			(499)
	$13,606			$35,014

Weighted average number of shares outstanding diluted (6)	68,229,823	68,339,057		68,117,569	68,328,370

(1)	Refer to page S-17.2, the section titled "Funds from Operations ("FFO") and Core FFO" for additional information on the Company's definition and use of FFO and Core FFO.
(2)
The Company consolidates certain co-investments. The noncontrolling interest's share of net operating income in these investments for the three and nine months ended September 30, 2019 was $1.3 million and $3.9 million, respectively.

(3)	A deferred tax expense was recorded during the third quarter of 2019 related to the $4.4 million net unrealized gain on the Real Estate Technology Ventures, L.P. co-investment discussed below.
(4)	Represents the Company's share of co-investment income from Real Estate Technology Ventures, L.P. Income for the third quarter of 2019 includes a net unrealized gain of $4.4 million.
(5)
Interest rate swaps are generally adjusted to fair value through other comprehensive income (loss). However, because certain of the Company's interest rate swaps do not have a 0% LIBOR floor, while related hedged debt in these cases is subject to a 0% LIBOR floor, the portion of the change in fair value of these interest rate swaps attributable to this mismatch, if any, is recorded as noncash interest rate hedge ineffectiveness through interest expense. On January 1, 2019, the Company adopted ASU No. 2017-12 "Derivatives and Hedging - Targeted Improvements to Accounting for Hedging Activities," which resulted in a cumulative effect adjustment of $181,000 from interest expense to accumulated other comprehensive income.

(6)
Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock and excludes all DownREIT limited partnership units for which the Operating Partnership has the ability and intention to redeem the units for cash and does not consider them to be common stock equivalents.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Consolidated Balance Sheets (Dollars in thousands)
	September 30, 2019	December 31, 2018

Real Estate:
Land and land improvements	$2,766,344	$2,701,356
Buildings and improvements	11,180,806	10,664,745
	13,947,150	13,366,101
Less: accumulated depreciation	(3,567,632)	(3,209,548)
	10,379,518	10,156,553
Real estate under development	562,338	454,629
Co-investments	1,413,861	1,300,140
	12,355,717	11,911,322
Cash and cash equivalents, including restricted cash	91,726	151,395
Marketable securities	216,894	209,545
Notes and other receivables	216,541	71,895
Operating lease right-of-use assets	75,478	-
Prepaid expenses and other assets	41,536	39,439
Total assets	$12,997,892	$12,383,596

Unsecured debt, net	$4,686,171	$3,799,316
Mortgage notes payable, net	1,141,970	1,806,626
Lines of credit	220,000	-
Operating lease liabilities	77,495	-
Other liabilities	418,175	348,335
Total liabilities	6,543,811	5,954,277
Redeemable noncontrolling interest	39,077	35,475
Equity:
Common stock	7	7
Additional paid-in capital	7,131,642	7,093,079
Distributions in excess of accumulated earnings	(887,521)	(812,796)
Accumulated other comprehensive loss, net	(19,028)	(13,217)
Total stockholders' equity	6,225,100	6,267,073
Noncontrolling interest	189,904	126,771
Total equity	6,415,004	6,393,844
Total liabilities and equity	$12,997,892	$12,383,596

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Debt Summary - September 30, 2019
(Dollars in thousands, except in footnotes)

				Scheduled principal payments, unamortized premiums (discounts) and (debt issuance costs) are as follows - excludes lines of credit:
								Weighted Average Interest Rate	Percentage of Total Debt
		Weighted Average
	Balance Outstanding	Interest Rate	Maturity in Years		Unsecured	Secured	Total
Unsecured Debt, net
Bonds private - fixed rate	$275,000	4.5%	1.3	2019	$75,000	$3,379	$78,379	5.0%	1.3%
Bonds public - fixed rate	4,100,000	3.8%	7.6	2020	-	408,064	408,064	5.7%	7.0%
Term loan (1)	350,000	2.9%	2.4	2021	500,000	45,537	545,537	4.5%	9.3%
Unamortized net discounts and debt issuance costs	(38,829)	-	-	2022	650,000	43,188	693,188	3.4%	11.8%
	4,686,171	3.8%	6.8	2023	600,000	2,945	602,945	3.7%	10.3%
Mortgage Notes Payable, net				2024	400,000	3,109	403,109	4.0%	6.9%
Fixed rate - secured	869,023	4.8%	3.7	2025	500,000	146,654	646,654	3.5%	11.0%
Variable rate - secured (2)	269,182	2.4%	16.9	2026	450,000	99,405	549,405	3.5%	9.4%
Unamortized premiums and debt issuance costs, net	3,765	-	-	2027	350,000	153,955	503,955	3.6%	8.6%
Total mortgage notes payable	1,141,970	4.3%	6.8	2028	-	68,332	68,332	4.1%	1.2%
				2029	500,000	31,156	531,156	4.0%	9.0%
Unsecured Lines of Credit				Thereafter	700,000	132,481	832,481	3.5%	14.2%
Line of credit (3)	220,000	2.8%		Subtotal	4,725,000	1,138,205	5,863,205	3.9%	100.0%
Line of credit (4)	-	2.8%		Debt Issuance Costs	(24,116)	(2,945)	(27,061)	NA	NA
Total lines of credit	220,000	2.8%		(Discounts)/Premiums	(14,713)	6,710	(8,003)	NA	NA
				Total	$4,686,171	$1,141,970	$5,828,141	3.9%	100.0%
Total debt, net	$6,048,141	3.9%

Capitalized interest for the three and nine months ended September 30, 2019 was approximately $6.7 million and $19.0 million, respectively.

(1)
The unsecured term loan has a variable interest rate of LIBOR plus 0.95%. The Company has interest rate swap contracts with an aggregate notional amount of $175 million, which effectively converts the interest rate on $175 million of the term loan to a fixed rate of 2.3%.

(2)	$269.2 million of variable rate debt is tax exempt to the note holders. $9.9 million is subject to interest rate cap protection agreements.
(3)
This unsecured line of credit facility has a capacity of $1.2 billion, with a scheduled maturity date in December 2022 with one 18-month extension, exercisable at the Company's option. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.825%.

(4)
This unsecured line of credit facility has a capacity $35.0 million, with a scheduled maturity date in February 2021. The underlying interest rate on this line is based on a tiered rate structure tied to the Company's corporate ratings and is currently at LIBOR plus 0.825%.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capitalization Data, Public Bond Covenants, Credit Ratings and Selected Credit Ratios - September 30, 2019
(Dollars and shares in thousands, except per share amounts)

Capitalization Data				Public Bond Covenants (1)	Actual	Requirement
Total debt, net			$6,048,141
				Adjusted Debt to Adjusted Total Assets:	37%	< 65%
Common stock and potentially dilutive securities
Common stock outstanding			66,082
Limited partnership units (1)			2,257
Options-treasury method			122	Secured Debt to Adjusted Total Assets:	7%	< 40%
Total shares of common stock and potentially dilutive securities			68,461

Common stock price per share as of September 30, 2019			$326.65
				Interest Coverage:	457%	> 150%
Total equity capitalization			$22,362,786

Total market capitalization			$28,410,927	Unsecured Debt Ratio (2):	270%	> 150%

Ratio of debt to total market capitalization			21.3%
				Selected Credit Ratios (3)	Actual
Credit Ratings
Rating Agency	Rating	Outlook		Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized:	5.6
Fitch	BBB+	Stable
Moody's	Baa1	Stable		Unencumbered NOI to Adjusted Total NOI:	85%
Standard & Poor's	BBB+	Stable

(1) Assumes conversion of all outstanding limited partnership units in the Operating Partnership into shares of the Company's common stock.				(1) Refer to page S-17.4 for additional information on the Company's Public Bond Covenants.

				(2) Unsecured Debt Ratio is unsecured assets (excluding investments in co-investments) divided by unsecured indebtedness.

				(3) Refer to pages S-17.1 to S-17.4, the section titled "Reconciliations of Non-GAAP Financial Measures and Other Terms" for additional information on the Company's Selected Credit Ratios.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Portfolio Summary by County as of September 30, 2019

	Apartment Homes				Average Monthly Rental Rate (1)			Percent of NOI (2)

Region - County	Consolidated (3)	Unconsolidated Co-investments (4)	Apartment Homes in Development (5)	Total	Consolidated	Unconsolidated Co-investments (6)	Total (7)	Consolidated	Unconsolidated Co-investments (6)	Total (7)

Southern California
Los Angeles County	9,097	1,563	200	10,860	$2,471	$2,162	$2,446	18.5%	12.5%	17.9%
Orange County	5,553	1,149	-	6,702	2,235	1,947	2,208	10.1%	8.6%	10.0%
San Diego County	4,824	616	-	5,440	1,978	1,850	1,970	8.0%	4.3%	7.6%
Ventura County and Other	3,200	693	-	3,893	1,828	2,198	1,867	5.1%	6.4%	5.4%
Total Southern California	22,674	4,021	200	26,895	2,218	2,062	2,205	41.7%	31.8%	40.9%

Northern California
Santa Clara County (8)	8,407	2,006	269	10,682	2,866	2,931	2,873	19.9%	23.0%	20.2%
Alameda County	2,954	2,314	-	5,268	2,611	2,482	2,573	6.8%	22.3%	8.2%
San Mateo County	2,282	392	279	2,953	3,151	3,487	3,180	5.4%	3.3%	5.2%
Contra Costa County	2,570	49	-	2,619	2,454	4,818	2,477	5.4%	0.7%	4.9%
San Francisco	1,343	1,000	-	2,343	3,270	3,344	3,282	3.7%	5.8%	3.9%
Total Northern California	17,556	5,761	548	23,865	2,827	2,827	2,827	41.2%	55.1%	42.4%

Seattle Metro	10,238	1,582	-	11,820	1,908	1,895	1,907	17.1%	13.1%	16.7%

Total	50,468	11,364	748	62,580	$2,361	$2,409	$2,366	100.0%	100.0%	100.0%

(1)
Average monthly rental rate is defined as the total potential monthly rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes) divided by the number of apartment homes.

(2)	Represents the percentage of actual NOI for the quarter ended September 30, 2019. See the section titled "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" on page S-17.3.
(3)	Includes two communities consisting of 675 apartment homes that are producing partial income due to lease-up.
(4)	Includes one community consisting of 537 apartment homes that is producing partial income due to lease-up.
(5)	Includes development communities with no rental income.
(6)	Co-investment amounts weighted for Company's pro rata share.
(7)	At Company's pro rata share.
(8)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Operating Income by Quarter (1)
(Dollars in thousands, except in footnotes)

	Apartment Homes	Q3 '19	Q2 '19	Q1 '19	Q4 '18	Q3 '18

Rental and other property revenues:
Same-property	47,902	$342,115	$340,042	$337,352	$334,298	$331,695
Acquisitions (2)	910	7,309	4,836	2,271	259	-
Development (3)	796	1,859	1,192	1,133	1,153	1,091
Redevelopment	621	5,255	5,223	5,212	5,160	5,125
Non-residential/other, net (4)	239	7,966	8,082	7,920	9,917	10,699
Total rental and other property revenues	50,468	364,504	359,375	353,888	350,787	348,610

Property operating expenses:
Same-property		96,603	92,073	94,518	94,479	93,500
Acquisitions (2)		2,457	1,384	796	77	-
Development (3)		708	506	525	535	638
Redevelopment		1,737	1,590	1,654	1,569	1,647
Non-residential/other, net (4) (5)		966	(106)	823	1,790	1,990
Total property operating expenses		102,471	95,447	98,316	98,450	97,775

Net operating income (NOI):
Same-property		245,512	247,969	242,834	239,819	238,195
Acquisitions (2)		4,852	3,452	1,475	182	-
Development (3)		1,151	686	608	618	453
Redevelopment		3,518	3,633	3,558	3,591	3,478
Non-residential/other, net (4)		7,000	8,188	7,097	8,127	8,709
Total NOI		$262,033	$263,928	$255,572	$252,337	$250,835

Same-property metrics
Operating margin		72%	73%	72%	72%	72%
Annualized turnover (6)		56%	48%	41%	41%	56%
Financial occupancy (7)		96.0%	96.6%	96.9%	96.8%	96.4%

(1)	Includes consolidated communities only.
(2)	Acquisitions include properties acquired which did not have comparable stabilized results as of January 1, 2018.
(3)	Development includes properties developed which did not have comparable stabilized results as of January 1, 2018.
(4)	Other real estate assets consists mainly of retail space, commercial properties, boat slips, held for sale properties, disposition properties, and student housing.
(5)	Includes other expenses and intercompany eliminations pertaining to self-insurance.
(6)	Annualized turnover is defined as the number of apartment homes turned over during the quarter, annualized, divided by the total number of apartment homes.
(7)
Financial occupancy is defined as the percentage resulting from dividing actual rental income by total potential rental income (actual rent for occupied apartment homes plus market rent for vacant apartment homes).

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Third Quarter 2019 vs. Third Quarter 2018 and Second Quarter 2019
(Dollars in thousands, except average monthly rental rates)

			Average Monthly Rental Rate			Financial Occupancy			Gross Revenues			Sequential Gross Revenues
Region - County	Apartment Homes	Q3 '19 % of Actual NOI	Q3 '19	Q3 '18	% Change	Q3 '19	Q3 '18	% Change	Q3 '19	Q3 '18	% Change	Q2 '19	% Change

Southern California
Los Angeles County	8,641	18.4%	$2,480	$2,406	3.1%	96.2%	96.5%	-0.3%	$64,755	$63,052	2.7%	$64,597	0.2%
Orange County	5,553	10.6%	2,235	2,170	3.0%	95.4%	96.2%	-0.8%	37,062	36,417	1.8%	37,058	0.0%
San Diego County	4,824	8.3%	1,978	1,924	2.8%	96.5%	96.8%	-0.3%	29,153	28,510	2.3%	29,068	0.3%
Ventura County and Other	2,961	5.0%	1,798	1,742	3.2%	96.8%	96.8%	0.0%	16,587	16,023	3.5%	16,435	0.9%
Total Southern California	21,979	42.3%	2,216	2,151	3.0%	96.1%	96.5%	-0.4%	147,557	144,002	2.5%	147,158	0.3%

Northern California
Santa Clara County (1)	7,453	19.6%	2,860	2,748	4.1%	95.9%	96.5%	-0.6%	64,337	62,109	3.6%	63,954	0.6%
Alameda County	2,954	7.1%	2,611	2,543	2.7%	96.5%	96.2%	0.3%	23,714	22,930	3.4%	23,378	1.4%
San Mateo County	1,830	5.1%	3,077	2,924	5.2%	94.6%	96.8%	-2.3%	16,941	16,534	2.5%	16,979	-0.2%
Contra Costa County	2,270	4.9%	2,390	2,320	3.0%	95.9%	96.4%	-0.5%	16,587	16,124	2.9%	16,450	0.8%
San Francisco	1,178	3.2%	3,154	3,019	4.5%	95.6%	95.2%	0.4%	11,321	10,765	5.2%	11,282	0.3%
Total Northern California	15,685	39.9%	2,793	2,688	3.9%	95.8%	96.3%	-0.5%	132,900	128,462	3.5%	132,043	0.6%

Seattle Metro	10,238	17.8%	1,908	1,838	3.8%	95.9%	96.1%	-0.2%	61,658	59,231	4.1%	60,841	1.3%

Total Same-Property	47,902	100.0%	$2,339	$2,260	3.5%	96.0%	96.4%	-0.4%	$342,115	$331,695	3.1%	$340,042	0.6%

(1)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Revenue Results by County - Nine months ended September 30, 2019 vs. Nine months ended September 30, 2018
(Dollars in thousands, except average monthly rental rates)

		YTD	Average Monthly Rental Rate			Financial Occupancy			Gross Revenues
Region - County	Apartment Homes	2019 % of Actual NOI	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change	YTD 2019	YTD 2018	% Change

Southern California
Los Angeles County	8,641	18.5%	$2,456	$2,379	3.2%	96.5%	96.6%	-0.1%	$193,725	$187,620	3.3%
Orange County	5,553	10.7%	2,211	2,150	2.8%	96.1%	96.5%	-0.4%	110,903	108,534	2.2%
San Diego County	4,824	8.4%	1,959	1,898	3.2%	96.7%	97.0%	-0.3%	86,945	84,599	2.8%
Ventura County and Other	2,961	5.0%	1,780	1,718	3.6%	97.1%	97.4%	-0.3%	49,364	47,783	3.3%
Total Southern California	21,979	42.6%	2,194	2,126	3.2%	96.5%	96.7%	-0.2%	440,937	428,536	2.9%

Northern California
Santa Clara County (1)	7,453	19.7%	2,817	2,707	4.1%	96.6%	97.0%	-0.4%	191,708	184,764	3.8%
Alameda County	2,954	6.9%	2,586	2,515	2.8%	96.5%	96.6%	-0.1%	70,332	68,273	3.0%
San Mateo County	1,830	5.2%	3,023	2,878	5.0%	96.1%	97.2%	-1.1%	50,811	48,953	3.8%
Contra Costa County	2,270	4.9%	2,360	2,301	2.6%	96.7%	96.9%	-0.2%	49,386	48,216	2.4%
San Francisco	1,178	3.2%	3,101	2,983	4.0%	96.1%	95.5%	0.6%	33,596	32,082	4.7%
Total Northern California	15,685	39.9%	2,753	2,653	3.8%	96.5%	96.8%	-0.3%	395,833	382,288	3.5%

Seattle Metro	10,238	17.5%	1,878	1,819	3.2%	96.4%	96.4%	0.0%	182,739	176,740	3.4%

Total Same-Property	47,902	100.0%	$2,309	$2,233	3.4%	96.5%	96.7%	-0.2%	$1,019,509	$987,564	3.2%

(1)	Includes all communities in Santa Clara County and one community in Santa Cruz County.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-9.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Same-Property Operating Expenses - Quarter and Year to Date as of September 30, 2019 and 2018
(Dollars in thousands)

	Based on 47,902 apartment homes

	Q3 '19	Q3 '18	% Change	% of Op. Ex.	YTD 2019	YTD 2018	% Change	% of Op. Ex.

Same-property operating expenses:
Real estate taxes	$36,240	$36,178	0.2%	37.5%	$108,368	$106,411	1.8%	38.3%
Maintenance and repairs	20,080	18,972	5.8%	20.8%	58,689	56,186	4.5%	20.7%
Administrative	17,568	16,160	8.7%	18.2%	52,121	50,095	4.0%	18.4%
Utilities	18,731	18,269	2.5%	19.4%	52,145	50,438	3.4%	18.4%
Insurance and other	3,984	3,921	1.6%	4.1%	11,871	11,761	0.9%	4.2%
Total same-property operating expenses	$96,603	$93,500	3.3%	100.0%	$283,194	$274,891	3.0%	100.0%

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Development Pipeline - September 30, 2019
(Dollars in millions, except per apartment home amounts in thousands and except in footnotes)

Project Name	Location	Ownership %	Estimated Apartment Homes	Estimated Commercial sq. feet	Incurred to Date	Remaining Costs	Estimated Total Cost	Essex Est. Total Cost (1)	Cost per Apartment Home (2)	Average % Occupied	% Leased (3)	Construction Start	Initial Occupancy	Stabilized Operations

Development Projects - Consolidated (4)
Station Park Green - Phase II	San Mateo, CA	100%	199	-	$133	$8	$141	$141	$709	51%	55%	Q2 2017	Q3 2019	Q1 2020
Station Park Green - Phase III	San Mateo, CA	100%	172	-	114	20	134	134	779	0%	0%	Q3 2017	Q4 2019	Q2 2020
Station Park Green - Phase IV	San Mateo, CA	100%	107	-	14	80	94	94	879	0%	0%	Q3 2019	Q4 2021	Q1 2022
Mylo (5)	Santa Clara, CA	100%	476	-	200	26	226	226	475	14%	25%	Q3 2016	Q3 2019	Q4 2020
Wallace on Sunset (6)	Hollywood, CA	100%	200	4,700	61	44	105	105	500	0%	0%	Q4 2017	Q2 2020	Q4 2020
Total Development Projects - Consolidated			1,154	4,700	522	178	700	700	602

Land Held for Future Development - Consolidated
Other Projects	Various	100%			51	-	51	51
Total Development Pipeline - Consolidated			1,154	4,700	573	178	751	751

Development Projects - Joint Venture (4)
Patina at Midtown	San Jose, CA	50%	269	-	101	35	136	68	506	0%	0%	Q3 2017	Q4 2019	Q4 2020
500 Folsom (7)	San Francisco, CA	50%	537	6,000	363	52	415	208	763	4%	7%	Q4 2015	Q3 2019	Q4 2020
Total Development Projects - Joint Venture			806	6,000	464	87	551	276	$677

Grand Total - Development Pipeline			1,960	10,700	$1,037	$265	$1,302	1,027
Essex Cost Incurred to Date - Pro Rata								(805)
Essex Remaining Commitment								$222

(1)	The Company's share of the estimated total cost of the project.
(2)	Net of the estimated allocation to the retail component of the project.
(3)	Calculations are based on multifamily operations only and are as of September 30, 2019.
(4)
For the third quarter of 2019, the Company's cost includes $6.5 million of capitalized interest, $0.6 million of capitalized overhead and $1.0 million of development fees (such development fees reduced G&A expenses).

(5)	Cost incurred to date does not include a deduction of $4.7 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(6)	Cost incurred to date does not include a deduction of $6.3 million for accumulated depreciation recorded during the period when the property was held as a retail operating asset.
(7)	Estimated cost incurred to date and total cost are net of a projected value for low income housing tax credit proceeds and the value of the tax exempt bond structure.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Redevelopment Pipeline - September 30, 2019
(Dollars in thousands)

Region/Project Name	Apartment Homes	Total Incurred To Date	Estimated Remaining Cost	Estimated Total Cost	Project Start Date	NOI
						Nine Months Ended
						2019	2018

Same-Property - Redevelopment Projects (1)
Southern California
The Henley I & II (fka Hamptons)	215	$20,800	$2,800	$23,600	Q1 2014
Kings Road	196	9,000	3,200	12,200	Q4 2016
The Palms at Laguna Niguel	460	5,300	4,200	9,500	Q4 2016
Total Same-Property - Redevelopment Projects	871	$35,100	$10,200	$45,300		$12,656	$12,029

Non-Same Property - Redevelopment Projects
Southern California
Bunker Hill Towers	456	$80,600	$6,800	$87,400	Q3 2013
Total Non-Same Property - Redevelopment Projects	456	$80,600	$6,800	$87,400		$6,338	$6,379

(1)	Redevelopment activities are ongoing at these communities, but the communities have stabilized operations, therefore results are classified in same-property results.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Capital Expenditures - September 30, 2019 (1)
(Dollars in thousands, except in footnotes and per apartment home amounts)

Revenue Generating Capital Expenditures (2)	Q3 '19	Q2 '19	Q1 '19	Q4 '18	Trailing 4 Quarters
Same-property portfolio	$21,034	$14,727	$10,798	$14,430	$60,989
Non-same property portfolio	3,156	2,176	1,892	1,748	8,972
Total revenue generating capital expenditures	$24,190	$16,903	$12,690	$16,178	$69,961

Number of same-property interior renovations	1,302	1,079	683	538	3,602
Number of total consolidated interior renovations	1,396	1,093	691	580	3,760

Non-Revenue Generating Capital Expenditures (3)	Q3 '19	Q2 '19	Q1 '19	Q4 '18	Trailing 4 Quarters

Non-revenue generating capital expenditures (4)	$25,273	$22,763	$13,550	$20,863	$82,449
Average apartment homes in quarter	50,065	49,511	49,205	49,110	49,473
Capital expenditures per apartment homes in the quarter	$505	$460	$275	$425	$1,667

(1)	The Company incurred $0.2 million of capitalized interest, $3.1 million of capitalized overhead and $0.2 million of co-investment fees related to redevelopment in Q3 2019.
(2)
Represents revenue generating or expense saving expenditures, such as full-scale redevelopments shown on page S-12, interior unit turn renovations, enhanced amenities and certain resource management initiatives.

(3)	Represents roof replacements, paving, building and mechanical systems, exterior painting, siding, etc.
(4)
Non-revenue generating capital expenditures does not include expenditures incurred due to changes in governmental regulations that the Company would not have incurred otherwise, retail, furniture and fixtures, and expenditures in which the Company expects to be reimbursed.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-12.1

E S S E X P R O P E R T Y T R U S T, I N C.

Co-investments and Preferred Equity Investments - September 30, 2019
(Dollars in thousands)

	Weighted Average Essex Ownership Percentage	Apartment Homes	Total Undepreciated Book Value	Debt Amount	Essex Book Value	Weighted Average Borrowing Rate	Remaining Term of Debt (in Years)		Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019

Operating and Other Non-Consolidated Joint Ventures									NOI

Wesco I, III, IV, and V	52%	5,002	$1,582,872	$919,741	$212,808	3.9%	3.4		$23,068	$67,693
BEXAEW, BEX II, BEX III, and BEX IV	50%	2,691	819,636	425,181	161,467	3.7%	3.2		10,639	31,278
CPPIB	54%	2,483	959,120	-	469,288	-	-		14,485	43,106
Other	48%	651	213,528	167,500	20,281	3.5%	4.3		3,615	12,135
Total Operating and Other Non-Consolidated Joint Ventures		10,827	$3,575,156	$1,512,422	$863,844	3.8%	3.4		$51,807	$154,212
Pre-Development and Development Non-Consolidated Joint Ventures (1)	50%	806	475,935	158,214	137,626	3.1%	27.1	(2)	-	-
Total Non-Consolidated Joint Ventures		11,633	$4,051,091	$1,670,636	$1,001,470	3.8%	5.7		$51,807	$154,212

									Essex Portion of NOI and Expenses
NOI									$27,007	$80,913
Depreciation									(15,483)	(45,304)
Interest expense and other									(7,094)	(21,078)
Gain on sale of co-investment communities									-	870
Equity income from non-core co-investment									4,247	4,561
Co-investment promote income									-	809
Net income from operating and other co-investments									$8,677	$20,771

						Weighted Average Preferred Return	Weighted Average Expected Term		Income from Preferred Equity Investments
Income from preferred equity investments									$11,324	$31,633
Income from early redemption of preferred equity investments									1,699	2,531
Preferred Equity Investments (3)					$412,391	10.7%	2.4		$13,023	$34,164

Total Co-investments					$1,413,861				$21,700	$54,935

(1)	The Company has ownership interests in development co-investments, which are detailed on page S-11.
(2)	$132.0 million of the debt related to 500 Folsom, one of the Company's development co-investments, is financed by tax exempt bonds with a maturity date of January 2052.
(3)	As of September 30, 2019, the Company has invested in 17 preferred equity investments.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.
Assumptions for 2019 FFO Guidance Range

The guidance projections below are based on current expectations and are forward-looking. See page S-14.1 for the reconciliations of earnings per share ("EPS") to FFO per share and Core FFO per share. The guidance on this page is given for Net Operating Income ("NOI") and Total and Core FFO. See pages S-17.1 to S-17.4 for the definitions of non-GAAP financial measures and other terms.

($'s in thousands, except per share data)	Nine Months Ended September 30,	2019 Full-Year Guidance Range		Comments About Guidance Revisions
	2019 (1)	Low End	High End

Total NOI from Consolidated Communities	$781,533	$1,045,800	$1,051,300	Includes a range of same-property NOI growth of 3.4% to 3.9%, revised from the prior range of 3.2% to 4.1%. Includes year-to-date acquisition activity.

Management Fees	7,023	9,300	9,700

Interest Expense
Interest expense, before capitalized interest	(175,330)	(233,200)	(232,600)	Updated to reflect refinancing activity in the third and fourth quarters.
Interest capitalized	19,034	23,900	24,400	Updated for timing of development deliveries and spend.
Net interest expense	(156,296)	(209,300)	(208,200)

Recurring Income and Expenses
Interest and other income	24,013	31,100	31,600
FFO from co-investments	91,468	121,000	121,500	Includes actual results through September and expected investment activity through year-end.
General and administrative	(38,731)	(46,800)	(47,800)
Corporate-level property management expenses	(24,620)	(32,700)	(32,900)
Non-controlling interest	(8,643)	(12,100)	(11,900)
Total recurring income and expenses	43,487	60,500	60,500

Non-Core Income and Expenses
Expensed acquisition and investment related costs	(69)	(100)	(200)
Deferred tax expense on unrealized gain on unconsolidated co-investment	(1,457)	(1,457)	(1,457)
Gain on sale of marketable securities	737	737	737
Unrealized gains on marketable securities	4,280	4,280	4,280
Equity income from non-core co-investment	4,561	4,561	4,561
Interest rate hedge ineffectiveness	(181)	(181)	(181)
Gain on early retirement of debt, net	7,143	3,643	3,643
Co-investment promote income	809	809	809
Income from early redemption of preferred equity investments	2,531	2,688	2,688
Insurance reimbursements and legal settlements, net	263	263	263
Total non-core income and expenses	18,617	15,243	15,143

Funds from Operations (2)	$694,364	$921,543	$928,443

Funds from Operations per diluted share	$10.19	$13.50	$13.60

% Change - Funds from Operations	4.6%	5.8%	6.6%

Core Funds from Operations (excludes non-core items)	$675,747	$906,300	$913,300

Core Funds from Operations per diluted share	$9.92	$13.28	$13.38

% Change - Core Funds from Operations	5.8%	5.6%	6.5%

EPS - Diluted	$4.71	$6.04	$6.14

Weighted average shares outstanding - FFO calculation	68,118	68,250	68,250

(1)	All non-core items are excluded from the YTD actuals and included in the non-core income and expense section of the FFO reconciliation.
(2)
2019 guidance excludes inestimable projected gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliation of Projected EPS, FFO and Core FFO per diluted share

Projected EPS, FFO and Core FFO per diluted share

With respect to the Company's guidance regarding its projected FFO and Core FFO, which guidance is set forth in the earnings release and on page S-14 of this supplement, a reconciliation of projected net income per share to projected FFO per share and projected Core FFO per share, as set forth in such guidance, is presented in the table below.

		2019 Guidance Range (1)
	Nine Months Ended September 30, 2019	4th Quarter 2019		Full-Year 2019
		Low	High	Low	High
EPS - diluted	$4.71	$1.33	$1.43	$6.04	$6.14
Conversion from GAAP share count	(0.16)	(0.04)	(0.04)	(0.20)	(0.20)
Depreciation and amortization	5.97	1.97	1.97	7.94	7.94
Noncontrolling interest related to Operating Partnership units	0.15	0.05	0.05	0.20	0.20
Gain on sale of real estate	-	-	-	-	-
Gain on remeasurement of co-investment	(0.48)	-	-	(0.48)	(0.48)
FFO per share - diluted	$10.19	$3.31	$3.41	$13.50	$13.60
Expensed acquisition and investment related costs	-	-	-	-	-
Deferred tax expense on unrealized gain on unconsolidated co-investment	0.02	-	-	0.02	0.02
Gain on sale of marketable securities	(0.01)	-	-	(0.01)	(0.01)
Unrealized gains on marketable securities	(0.06)	-	-	(0.06)	(0.06)
Equity income from non-core co-investment	(0.07)	-	-	(0.07)	(0.07)
Interest rate hedge ineffectiveness	-	-	-	-	-
Gain on early retirement of debt, net	(0.10)	0.05	0.05	(0.05)	(0.05)
Co-investment promote income	(0.01)	-	-	(0.01)	(0.01)
Income from early redemption of preferred equity investments	(0.04)	-	-	(0.04)	(0.04)
Insurance reimbursements and legal settlements, net	-	-	-	-	-
Core FFO per share - diluted	$9.92	$3.36	$3.46	$13.28	$13.38

(1)
2019 guidance excludes inestimable projected gain on sale of real estate and land, gain on sale of marketable securities, loss on early retirement of debt, political/legislative costs, and promote income until they are realized within the reporting period presented in the report.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-14.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Summary of Apartment Community Acquisitions and Dispositions Activity
Year to date as of September 30, 2019
(Dollars in thousands)

Acquisitions			Essex			Total
Property Name	Location	Apartment Homes	Ownership Percentage	Entity	Date	Contract Price		Price per Apartment Home (2)	Average Rent

One South Market(1)	San Jose, CA	312	100%	EPLP	Mar-19	$80,550		$560	$3,041
	Q1 2019	312				$80,550		$560

Brio(3)	Walnut Creek, CA	300	N/A	EPLP	Jun-19	$164,870	(4)	$550	$3,307
	Q2 2019	300				$164,870		$550

The Courtyards at 65th Street	Emeryville, CA	331	50%	JV	Aug-19	$178,000	(4)	$534	$2,905
777 Hamilton	Menlo Park, CA	195	50%	JV	Aug-19	148,000	(4)	759	$3,890
Township	Redwood City, CA	132	100%	EPLP	Sep-19	88,650		672	$3,666
	Q3 2019	658				$414,650		$628

	2019 Total	1,270				$660,070		$598

Dispositions			Essex			Total
		Apartment	Ownership			Sales	Price per
Property Name	Location	Homes	Percentage	Entity	Date	Price	Apartment Home

Neither Essex nor its unconsolidated joint ventures sold any apartment communities during the first, second, or third quarters of 2019.

(1)
In March 2019, the Company purchased the joint venture partner's 45% membership interest in the One South Market co-investment based on an estimated property valuation of $179.0 million. In conjunction with the acquisition, $86.0 million of mortgage debt that encumbered the property was paid off.

(2)	Price per apartment home excludes value allocated to retail space.
(3)
In June 2019, the Company acquired Brio for a total contract price of $164.9 million in a DownREIT transaction. As part of the acquisition, the Company assumed $98.7 million of mortgage debt in the community. Based on a VIE analysis performed by the Company, the property was consolidated.

(4)	Brio, The Courtyards at 65th Street, and 777 Hamilton contract prices represent the total contract price at 100%.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X  P R O P E R T Y  T R U S T, I N C.

U.S. Economic Assumptions: 2020 G.D.P. Growth: 2.0%, 2020 Job Growth: 1.2%
Preliminary 2020 MSA Level Forecast: Supply, Jobs, and Apartment Market Conditions

	Residential Supply (1)					Job Forecast (2)		Rent Forecast (3)
Market	New MF Supply	New SF Supply	Total Supply	% of MF Supply to MF Stock	% of Total Supply to Total Stock	Est. New Jobs	% Growth	Economic Rent Growth

Los Angeles	11,200	5,800	17,000	0.7%	0.5%	48,400	1.1%	2.6%
Orange	2,300	3,900	6,200	0.6%	0.6%	19,400	1.2%	3.0%
San Diego	3,250	3,500	6,750	0.7%	0.6%	20,500	1.4%	2.8%
Ventura	450	1,000	1,450	0.7%	0.5%	3,550	1.1%	2.8%
So. Cal.	17,200	14,200	31,400	0.7%	0.5%	91,850	1.2%	2.8%

San Francisco	2,350	400	2,750	0.6%	0.4%	28,650	2.4%	3.3%
Oakland	4,500	3,600	8,100	1.3%	0.8%	18,800	1.6%	2.2%
San Jose	4,700	2,400	7,100	1.9%	1.0%	24,900	2.2%	3.0%
No. Cal.	11,550	6,400	17,950	1.5%	0.8%	72,350	2.0%	2.9%

Seattle	6,900	6,500	13,400	1.4%	1.0%	43,200	2.4%	3.5%

Total/Weighted Avg. (4)	35,650	27,100	62,750	1.1%	0.7%	207,400	1.7%	3.0%

All data are based on Essex Property Trust, Inc. forecasts.

(1)
Residential Supply: Total supply includes the Company's estimate of multifamily deliveries of properties with 50+ units and excludes student, senior and 100% affordable housing communities.  Single-family estimates are based on trailing single-family permits.  Multifamily estimates incorporate a methodological enhancement ("delay-adjusted supply") to reflect the anticipated impact of continued construction delays in Essex markets.

(2)	Job Forecast: Refers to the difference between total non-farm industry employment (not seasonally adjusted) projected 4Q over 4Q, expressed as total new jobs and growth rates.

(3)	Rent Forecast: The estimated rent growth represents the forecasted change in effective market rents for full year 2020 vs 2019 (excludes submarkets not targeted by Essex).

(4)	Weighted Average: Growth rates are weighted by scheduled rent in the Company's Portfolio.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

E S S E X P R O P E R T Y T R U S T, I N C.

Essex Markets Continue to Benefit from Superior Long-Term Income and Employment Growth

•	Essex markets have benefitted from consistently strong income and employment growth this decade, well above the national averages

Cumulative Household Income Growth
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
ESS Markets (1)
United States
42%
30%
+1,200bps cumulative spread for Essex markets over U.S.
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019(e)

Cumulative Job Growth
30%
25%
20%
15%
10%
5%
0%
24.5%
16.3%
+820bps cumulative spread for Essex markets over U.S.
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019

(1) ESS averages are weighted by same-property rental income across Essex metros.
Income growth reflects estimate for 2019 full-year, job growth reflects actual data through September 2019.
Source: BLS, Moody's Analytics

See Company’s Form 10-K and Form 10-Qs filed with the SEC for additional information

S-16.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Adjusted EBITDAre Reconciliation

The National Association of Real Estate Investment Trusts ("NAREIT”) defines earnings before interest, taxes, depreciation and amortization for real estate ("EBITDAre") (September 2017 White Paper) as net income (computed in accordance with U.S. generally accepted accounting principles ("U.S. GAAP")) before interest expense, income taxes, depreciation and amortization expense, and further adjusted for gains and losses from sales of depreciated operating properties, impairment write-downs of depreciated operating properties, impairment write-downs of investments in unconsolidated entities caused by a decrease in value of depreciated operating properties within the joint venture and adjustments to reflect the Company’s share of EBITDAre of investments in unconsolidated entities.

The Company believes that EBITDAre is useful to investors, creditors and rating agencies as a supplemental measure of the Company’s ability to incur and service debt because it is a recognized measure of performance by the real estate industry, and by excluding gains or losses related to sales or impairment of depreciated operating properties, EBITDAre can help compare the Company’s credit strength between periods or as compared to different companies.

Adjusted EBITDAre represents EBITDAre further adjusted for non-comparable items and is a component of the credit ratio, "Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized," presented on page S-6, in the section titled "Selected Credit Ratios," and it is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as income tax payments, debt service requirements, capital expenditures and other fixed charges.

Adjusted EBITDAre is an important metric in evaluating the credit strength of the Company and its ability to service its debt obligations.  The Company believes that Adjusted EBITDAre is useful to investors, creditors and rating agencies because it allows investors to compare the Company’s credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual credit quality.

EBITDAre and Adjusted EBITDAre are not recognized measurements under U.S. GAAP. Because not all companies use identical calculations, the Company's presentation of EBITDAre and Adjusted EBITDAre may not be comparable to similarly titled measures of other companies.

The reconciliations of Net Income available to common stockholders to EBITDAre and Adjusted EBITDAre are presented in the table below (Dollars in thousands):

Three Months Ended September 30, 2019
Net income available to common stockholders	$99,335
Adjustments:
Net income attributable to noncontrolling interest	6,365
Interest expense, net (1)	52,742
Depreciation and amortization	120,809
Co-investment EBITDAre adjustments	22,578
EBITDAre	301,829

Gain on sale of marketable securities	(239)
Unrealized losses on marketable securities	174
Equity income from non-core co-investments	(4,247)
Deferred tax expense on unrealized gain on unconsolidated co-investment	1,457
Insurance reimbursements and legal settlements, net	(15)
Income from early redemption of preferred equity investments	(1,699)
Expensed acquisition and investment related costs	13
Gain on early retirement of debt, net	(5,475)
Adjusted EBITDAre	$291,798

(1)	Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.1

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Encumbered

Encumbered means any mortgage, deed of trust, lien, charge, pledge, security interest, security agreement or other encumbrance of any kind.

Funds From Operations ("FFO") and Core FFO

FFO, as defined by NAREIT, is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes non-core items, which is referred to as “Core FFO,” to be useful supplemental operating performance measures of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with additional bases to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and to pay dividends. By excluding gains or losses related to sales of depreciated operating properties and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help investors compare the operating performance of a real estate company between periods or as compared to different companies. By further adjusting for items that are not considered part of the Company’s core business operations, Core FFO allows investors to compare the core operating performance of the Company to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company’s actual operating results.

FFO and Core FFO do not represent net income or cash flows from operations as defined by U.S. GAAP and are not intended to indicate whether cash flows will be sufficient to fund cash needs. These measures should not be considered as alternatives to net income as an indicator of the REIT's operating performance or to cash flows as a measure of liquidity. FFO and Core FFO do not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to stockholders. FFO and Core FFO also do not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The reconciliations of diluted FFO and Core FFO are detailed on page S-3 in the section titled "Consolidated Funds From Operations".

Interest Expense, Net

Interest expense, net is presented on page S-1 in the section titled "Consolidated Operating Results". Interest expense, net includes items such as gains on derivatives and the amortization of deferred charges and is presented in the table below (Dollars in thousands):

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Interest expense	$54,896	$162,651
Adjustments:
Total return swap income	(2,154)	(6,174)
Interest expense, net	$52,742	$156,477

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.2

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Net Indebtedness Divided by Adjusted EBITDAre

This credit ratio is presented on page S-6 in the section titled "Selected Credit Ratios." This credit ratio is calculated by dividing net indebtedness by Adjusted EBITDAre, as annualized based on the most recent quarter, and adjusted for estimated net operating income from properties acquired or disposed of during the quarter. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. Net indebtedness is total debt, net less unamortized premiums, discounts, debt issuance costs, unrestricted cash and cash equivalents, and marketable securities. The reconciliation of Adjusted EBITDAre is set forth in "Adjusted EBITDAre Reconciliation" on page S-17.1 The calculation of this credit ratio and a reconciliation of net indebtedness to total debt at pro rata share for co-investments, net is presented in the table below (Dollars in thousands):

Total consolidated debt, net	$6,048,141
Total debt from co-investments at pro rata share	854,514
Adjustments:
Consolidated unamortized premiums, discounts, and debt issuance costs	35,064
Pro rata co-investments unamortized premiums, discounts, and debt issuance costs	3,957
Consolidated cash and cash equivalents-unrestricted	(74,031)
Pro rata co-investment cash and cash equivalents-unrestricted	(31,853)
Marketable securities	(216,894)
Net Indebtedness	$6,618,898

Adjusted EBITDAre, annualized (1)	$1,167,192
Other EBITDAre normalization adjustments, net, annualized (2)	6,497
Adjusted EBITDAre, normalized and annualized	$1,173,689

Net Indebtedness Divided by Adjusted EBITDAre, normalized and annualized	5.6

(1)	Based on the amount for the most recent quarter, multiplied by four.

(2)	Adjustments made for properties in lease-up, acquired, or disposed of during the most recent quarter and other partial quarter activity, multiplied by four.

Net Operating Income ("NOI") and Same-Property NOI Reconciliations

NOI and same-property NOI are considered by management to be important supplemental performance measures to earnings from operations included in the Company’s condensed consolidated statements of income. The presentation of same-property NOI assists with the presentation of the Company’s operations prior to the allocation of depreciation and any corporate-level or financing-related costs. NOI reflects the operating performance of a community and allows for an easy comparison of the operating performance of individual communities or groups of communities.

In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impacts to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets. The Company defines same-property NOI as same-property revenues less same-property operating expenses, including property taxes. Please see the reconciliation of earnings from operations to NOI and same-property NOI, which in the table below is the NOI for stabilized properties consolidated by the Company for the periods presented (Dollars in thousands):

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Earnings from operations	$124,039	$113,897	$364,294	$362,960
Adjustments:
Corporate-level property management expenses	8,255	7,761	24,620	23,313
Depreciation and amortization	120,809	120,852	360,842	359,287
Management and other fees from affiliates	(2,428)	(2,307)	(7,023)	(6,812)
General and administrative	11,345	10,601	38,731	36,539
Expensed acquisition and investment related costs	13	31	69	156
Gain on sale of real estate and land	-	-	-	(22,244)
NOI	262,033	250,835	781,533	753,199
Less: Non-same property NOI	(16,521)	(12,640)	(45,218)	(40,526)
Same-Property NOI	$245,512	$238,195	$736,315	$712,673

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.3

E S S E X  P R O P E R T Y  T R U S T, I N C.

Reconciliations of Non-GAAP Financial Measures and Other Terms

Public Bond Covenants

Public Bond Covenants refer to certain covenants set forth in instruments governing the Company's unsecured indebtedness. These instruments require the Company to meet specified financial covenants, including covenants relating to net worth, fixed charge coverage, debt service coverage, the amounts of total indebtedness and secured indebtedness, leverage and certain investment limitations. These covenants may restrict the Company's ability to expand or fully pursue its business strategies. The Company's ability to comply with these covenants may be affected by changes in the Company's operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events adversely impacting it. The breach of any of these covenants could result in a default under the Company's indebtedness, which could cause those and other obligations to become due and payable. If any of the Company's indebtedness is accelerated, the Company may not be able to repay it. For risks related to failure to comply with these covenants, see "Item 1A: Risk Factors - Risks Related to Our Indebtedness and Financings" in the Company's annual report on Form 10-K and other reports filed by the Company with the Securities and Exchange Commission ("SEC").

The ratios set forth on page S-6 in the section titled "Public Bond Covenants" are provided only to show the Company's compliance with certain specified covenants that are contained in indentures related to the Company's issuance of Senior Notes, which indentures are filed by the Company with the SEC. See, for example, the Indenture dated August 7, 2019, filed by the Company as Exhibit 4.1 to the Company's Form 8-K, filed on August 7, 2019. These ratios should not be used for any other purpose, including without limitation to evaluate the Company's financial condition or results of operations, nor do they indicate the Company's covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the indentures filed by the Company with the SEC and may differ materially from similar terms used by other companies that present information about their covenant compliance.

Secured Debt

Secured Debt means debt of the Company or any of its subsidiaries which is secured by an encumbrance on any property or assets of the Company or any of its subsidiaries. The Company's total amount of Secured Debt is set forth on page S-5.

Unencumbered NOI to Adjusted Total NOI

This ratio is presented on page S-6 in the section titled "Selected Credit Ratios". Unencumbered NOI means the sum of NOI for those real estate assets which are not subject to an encumbrance securing debt. The ratio of Unencumbered NOI to Adjusted Total NOI for the three months ended September 30, 2019, annualized, is calculated by dividing Unencumbered NOI, annualized for the three months ended September 30, 2019 and as further adjusted for pro forma NOI for properties acquired or sold during the recent quarter, by Adjusted Total NOI as annualized. The calculation and reconciliation of NOI is set forth in "Net Operating Income ("NOI") and Same-Property NOI Reconciliations" above. This ratio is presented by the Company because it provides rating agencies and investors an additional means of comparing the Company's ability to service debt obligations to that of other companies. The calculation of this ratio is presented in the table below (Dollars in thousands):

Annualized Q3'19 (1)
NOI	$1,048,132
Adjustments:
NOI from real estate assets sold	-
Other, net (2)	(7,326)
Adjusted Total NOI	1,040,806
Less: Encumbered NOI	(151,717)
Unencumbered NOI	$889,089

Encumbered NOI	$151,717
Unencumbered NOI	889,089
Adjusted Total NOI	$1,040,806

Unencumbered NOI to Adjusted Total NOI	85%

(1)	This table is based on the amounts for the most recent quarter, multiplied by four.
(2)	Includes intercompany eliminations pertaining to self-insurance and other expenses.

See Company's Form 10-K and Form 10-Qs filed with the SEC for additional information

S-17.4